Exhibit 23.3


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




We consent to the incorporation by reference in the Registration Statements (Form S-3, No. 333-68243; From S-3, No. 333-76485; Form S-3, No. 333-85395;
Form S-8, No. 2-99523; Form S-8, No. 33-35343; Form S-8, No. 33-48476; Form S-8,
No. 33-54175; Form S-8, No. 33-56291; Fors S-8, No. 33-65199, Form S-8,
No. 333-88907; Form S-8, No. 333-88923; and Form S-8, No. 333-90167) of ALLTEL
Corporation and in the related Prospectuses of our report dated March 5, 1999, with respect to the consolidated financial statements of Liberty Cellular, Inc. and Subsidiary, included (such financial statements are not separately presented therein) in the Current Report (Form 8-K) of ALLTEL Corporation dated January 7, 2000.



                                                            /s/ERNST & YOUNG LLP

Kansas City, Missouri
January 7, 2000




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